                                                                    EXHIBIT 10.8


                          [NETCOM SYSTEMS LETTERHEAD]


July 13, 1999

MRV Communications, Inc.

Dear Sir or Madam:

Upon full execution and all monies paid of a lease, for property at 20550 Nordhoff Street, Chatsworth, California; by and between Nordhoff Industrial Complex as Lessor and MRV Communications, Inc. as Lessee, NetCom Systems, Inc. hereby bargains, sells and conveys to MRV the equipment and services, which are described as follows:

1. Title on the IWATSU ADIX Phone Switch, 216 stations expandable to 416 stations:

      -     Active Voice Replay Plus voice mail system

      -     7 digital cards (56 stations)

      -     56 digital telephones (24 button)

      -     4 DDS units (50 button)

      -     20 analog cards (60 stations)

2. Title on all existing furniture and office fixtures remaining in the building will pass to MRV.

3. NetCom Systems will warrant all HVAC Systems for a period of one year from the date of signing. This warranty is conditional upon MRV performing on-going routine maintenance and service contracts as required within the Lease contract referenced above, on all units.

Sincerely,

/s/ DWIGHT OLSON

Dwight Olson
Vice President, Operations

                               INDEMNITY AGREEMENT

      THIS INDEMNITY AGREEMENT (this "AGREEMENT") is made this _ day of July, 1999 by and between NetCom. System, Inc., a Delaware corporation ("Indemnitee"), and MRV Communications, Inc., a Delaware corporation ("Indemnitor").

                                    RECITALS

      This Agreement is made with reference to the following facts and objectives:

      A. Nordhoff Industrial Complex, a California general partnership ("Landlord"), and Indemnitee entered into a written lease dated March 28, 1996, as amended by that certain First Amendment to Standard Industrial/Commercial Lease and that certain Second Amendment to Lease dated March 26, 1997 (as amended, the "Original Lease"), in which Landlord leased to Indemnitee, and Indemnitee leased from Landlord, those certain premises described in the original lease (the "Premises") located at 20500 Nordhoff Street, Chatsworth, California.

      B. Landlord and Indemnitee desire to terminate the Original Lease.

      C. Landlord and Indemnitor desire to enter into a new lease (the "New Lease") whereby Landlord will lease to Indemnitor, and Indemnitor will lease from Landlord, the Premises.

      D. Landlord, in order for it to enter into the New Lease, requires that Indemnitee provide Landlord with a corporate guaranty (the "Guaranty") covering Indemnitor's rent obligations under the New Lease.

                                    AGREEMENT

      In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Indemnity. In order to induce Indemnitee to execute and deliver the Guaranty to Landlord, Indemnitor shall indemnify, defend, protect and hold Indemnitee, its shareholders, officers and agents harmless from and against any and all claims, liabilities, losses, costs (including, without limitation, reasonable attorneys' fees) and damages arising from or in any manner related to Indemnitee's obligations under the Guaranty. The provisions of this paragraph shall survive the expiration or termination of the New Lease and this Agreement.

      2. Obligation to Perform. Indemnitor covenants, as a direct obligation to Indemnitee, that Indemnitor will timely pay and perform all of its obligations under the New Lease.

      3. No Amendments. During the term of the Guaranty, as defined in Section 2 of the Guaranty (the "Guaranty Term"), Indemnitor shall not amend or modify the New Lease, exercise any expansion or extension rights or do anything that could increase Indemnitee's obligations or decrease Indemnitee's rights under the Guarantee without the prior written consent of Indemnitor.

      4. Sublease/Assignment. During the Guaranty Term, Indemnitor shall not sublease any portion of the Premises or assign the New Lease voluntarily, by operation of law or otherwise, where Landlord's consent to such sublease or assignment is required under the New Lease, without the prior written consent of Indemnitee and Landlord. Indemnitee's consent shall not be unreasonably withheld or delayed. In the event Indemnitee fails to consent or reasonably deny consent within thirty (30) days after receiving Indemnitor's written request for such consent, Indemnitee shall be deemed to have given its consent to such assignment or sublease.

      5. Right to Cure. Indemnitor shall provide Indemnitee with copies of all notices given by Landlord as and when received by Indemnitor. If Indemnitor fails to pay any sum of money to Landlord, then Indemnitee may, but shall not be obligated to, make such payment after giving Indemnitee three (3) days prior written notice of such payment. All such sums paid shall be paid by Indemnitor to Indemnitee on demand and all amounts not paid within ten (10) days after demand by Indemnitee shall accrue interest at ten percent (10%) per annum from the date of the expenditure until repaid.

      6. Insurance. Indemnitor shall include Indemnitee as an additional insured on all insurance policies it is required to maintain under the New Lease and shall provide Indemnitee with all required certificates under the New Lease at the same time and in the same manner such certificates are provided to Landlord.

      7. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If either party brings any action or legal proceeding with respect to this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorney's fees and costs. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Captions are inserted for convenience only and will not affect the construction hereof. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated and effective as of the date first written above.

INDEMNITEE                                       INDEMNITOR

NETCOM SYSTEMS, INC.                             MRV COMMUNICATIONS, INC.

By:   /s/ DWIGHT OLSON                           By /s/ SHLOMO MARGALIT
      -----------------------------                 ----------------------------
Name: Dwight Olson                                  Dr. Shlomo Margalit
      -----------------------------                 Chairman of the Board
Its:  V.P. Operation
      -----------------------------


By:   /s/ GILBERT CABRAL                         By /s/ ZEV RAV-NOY
      -----------------------------                 ----------------------------
Name: GILBERT CABRAL                                Dr. Zev Rav-Noy,
      -----------------------------                 Chief Financial Officer
Its:  CFO, VP
      -----------------------------

    [LOGO]        AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
                (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.      BASIC PROVISIONS ("BASIC PROVISIONS").

        1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, July 13, 1999, 1999, is made by and between Nordhoff Industrial Complex, a California general partnership ("LESSOR") and MRV Communications, Inc., a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

        1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 20550 Nordhoff Street, Chatsworth, located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) an approximately 49,920 square foot concrete tilit-up building situated on approximately 169,884 square feet of land ("PREMISES"). (See also Paragraph 2)

        1.3 TERM: five (5) years and 0 months ("ORIGINAL TERM") commencing July 14, 1999 ("COMMENCEMENT DATE") and ending July 13, 2004 ("EXPIRATION DATE"). (See also Paragraph 3)

        1.4 EARLY POSSESSION: N/A ("EARLY POSSESSION DATE"). (See also Paragraphs 3.2 and 3.3)

        1.5 BASE RENT: $37,939.20 per month ("BASE RENT"), payable on the first (1st) day of each month. (See also Paragraph 4 and paragraphs 1 and 16 of Addendum)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

        1.6 BASE RENT PAID UPON EXECUTION: $37,939.20 as Base Rent for the period October 1, 1999 through October 31, 1999.

        1.7 SECURITY DEPOSIT: $37,939.20 ("SECURITY DEPOSIT"). (See also Paragraph 5)

        1.8 AGREED USE: engineering, manufacture and distribution of electrical products and associated office uses (See also Paragraph 6)

        1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

        1.10    REAL ESTATE BROKERS: (See also Paragraph 15)

                (a) REPRESENTATION: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

[ ] _________________________ represents Lessor exclusively ("LESSOR'S BROKER");

[ ] ______________________ represents Lessee exclusively ("LESSEE'S BROKER"); or

[X] Delphi Business Properties represents both Lessor and Lessee ("DUAL
AGENCY").

                (b) PAYMENT TO BROKERS: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement. Lessee shall have no responsibility for payment of any commission to Broker, which shall be Lessor's sole obligation and responsibility.

        1.11 GUARANTOR. Certain of the obligations of the Lessee under this Lease are to be guaranteed by NETCOM SYSTEMS, INC., pursuant to a guaranty which shall be in form and substance satisfactory to Lessor. ("GUARANTOR").

        1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Addendum to Standard Industrial/Commercial Single-Tenant Lease-Net (the "Addendum"), all of which constitute a part of this Lease.

2.      PREMISES.

        2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

        2.3 COMPLIANCE. All applicable, laws, covenants or restrictions of record, building codes, regulations and ordinances in effect on the Start Date (as hereafter defined) are referred to as the "Applicable Requirements." The "Start Date" shall mean the Commencement Date.



                                  PAGE 1 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

        2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

        2.5 LESSEE AS PRIOR OWNER/OCCUPANT. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.      TERM.

        3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

        3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

        3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.      RENT.

        4.1. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

        4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.      USE.

        6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

        6.2     HAZARDOUS SUBSTANCES. (SEE ADDENDUM)



                                  PAGE 2 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

               (d) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

               (e) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

        6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

        6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or release.

7.      MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
        ALTERATIONS.

        7.1     LESSEE'S OBLIGATIONS.

                (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition.

               (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.



                                  PAGE 3 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

        7.2     LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.3     UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

               (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

               (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

               (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

        7.4     OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

               (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

               (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

               (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.      INSURANCE; INDEMNITY.

        8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

        8.2     LIABILITY INSURANCE.

                (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED -- MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3     PROPERTY INSURANCE -- BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. Such policy or policies may insure against all risks of direct physical loss or damage (including the perils of flood and/or earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured

SEE PARAGRAPHS 3 AND 17 OF ADDENDUM.

                (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                (c) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.


                                  PAGE 4 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

        8.4     LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

                (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

                (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

        8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

        8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

        8.7 INDEMNITY. Except for Lessor's negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

        8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.      DAMAGE OR DESTRUCTION.

        9.1     DEFINITIONS.

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in nine (9) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                (b) "PREMISES TOTAL DESTRUCTION" SEE ADDENDUM

                (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

                (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2 PARTIAL DAMAGE -- INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3 PARTIAL DAMAGE -- UNINSURED LOSS. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice. SEE ADDENDUM

        9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

        9.5 DAMAGE NEAR END OF TERM. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b)



                                  PAGE 5 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished. SEE ADDENDUM

        9.6     ABATEMENT OF RENT; LESSEE'S REMEDIES.

                (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

                (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        9.7 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(e) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

        9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.     REAL PROPERTY TAXES.

        10.1 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises. Notwithstanding anything to the contrary contained herein, Real Property Taxes shall not include any gross receipts tax based upon the rental revenue received by Lessor.

        10.2

                (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

                (b) ADVANCE PAYMENT. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

        10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.     ASSIGNMENT AND SUBLETTING.

        12.1    LESSOR'S CONSENT REQUIRED.

                (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor shall grant or withhold its consent within thirty (30) days after Lessor's receipt of the information and fee required by paragraph 12.2(e) hereof.

                (b) SEE ADDENDUM

                (c) Except as provided in Paragraph 12.1(b) an assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

                (d) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

        12.2    TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

                (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an

                                  PAGE 6 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

                (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

                (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

                (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

        12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

                (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

                (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

                (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.     DEFAULT; BREACH; REMEDIES.

        13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

                (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five
(5) days following written notice to Lessee.

                (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

                (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

        13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful



                                  PAGE 7 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

                (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

        13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

        13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

        13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, within thirty (30) days following the date on which it was due, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("INTEREST") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

        13.6    BREACH BY LESSOR.

                (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.     BROKERS' FEE.

        15.1

        15.2    ASSUMPTION OF OBLIGATIONS.

        15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.     ESTOPPEL CERTIFICATES.

                (a) Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to


                                  PAGE 8 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.     NOTICES.

                23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

                23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given seventy-two (72) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.     SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

        30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month's rent.

        30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

        30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.     LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS.



                                  PAGE 9 OF 11
                                    REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.     SIGNS. SEE ADDENDUM

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.     GUARANTOR.

        37.1 EXECUTION. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

        37.2 DEFAULT. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.     OPTIONS.

        39.1 DEFINITION. "OPTION" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

        39.2

        39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

        39.4    EFFECT OF DEFAULT ON OPTIONS.

                (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

                (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease which is not timely cured.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF


                                  PAGE 10 OF 11
                                     REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

________________________________________________________________________________

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.   SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
________________________________________________________________________________


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Los Angeles                 Executed at
             ------------------------                ---------------------------
on: July 13, 1999                        on
    ---------------------------------       ------------------------------------
By LESSOR:                               By LESSEE:
Nordhoff Industrial Complex, a           MRV Communications, Inc., a Delaware
California general partnership           corporation

By: /s/ GERALD L. KATELL                 By: /s/ SHLOMO MARGALIT
   ----------------------------------        -----------------------------------

Name Printed: Gerald L. Katell           Name Printed: Dr. Shlomo Margalit
              -----------------------                  -------------------------
Title: Manager, Katell Family            Title: Chairman of the Board
       Company, LLC                            ---------------------------------
      -------------------------------
       General Partner

By:                                      By /s/ ZEV RAV-NOY
   ----------------------------------       ------------------------------------
Name Printed:                            Name Printed: Dr. Zev Rav-Noy
             ------------------------                  -------------------------

Title:                                   Title: Chief Operating Officer
      -------------------------------          ---------------------------------
Address: 11999 San Vicente Boulevard,    Address: 20550 Nordhoff Street
         Ste. 200                                 Chatsworth, California 91311
         Los Angeles, California 90049            ------------------------------
        -----------------------------

Telephone: (310) 459-7200                Telephone: (818) 773-0088
           --------------------------               ----------------------------
Facsimile: (310) 472-8315                Facsimile: (818) 407-8183
           --------------------------               ----------------------------
Federal ID No.                           Federal ID No.
              -----------------------                  -------------------------

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616


                                  PAGE 11 OF 11
                                     REVISED


(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                   ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
                      SINGLE-TENANT LEASE-NET (THE "LEASE")
                    DATED THE 13TH DAY OF JULY, 1999 BETWEEN
                   NORDHOFF INDUSTRIAL COMPLEX ("LESSOR") AND
                       MRV COMMUNICATIONS, INC. ("LESSEE")

      It is hereby agreed by Lessor and Lessee that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease.

      1. Base Rent

            (a) From the Commencement Date through the end of the eighteenth
(18th) full calendar month of the term of the Lease, the monthly Base Rent shall be Thirty-seven Thousand Nine Hundred Thirty-nine and 20/100 Dollars ($37,939.20).

            (b) The Base Rent shall be adjusted on the first day of the nineteenth (19th), thirty-seventh (37th) and fifty-fifth (55th) full calendar month of the Initial term of the Lease (the "CPI Dates") as provided in (c) below based on the increase in the Consumer Price Index of the Bureau of Labor Statistics for the Department of Labor for all Urban Consumers (1982-1984 = 100) "all items" for the Los Angeles, Anaheim, Riverside metropolitan area and herein referred to as the "CPI-U"; provided, however, in no event shall the Base Rent be increased by less than 6.173% nor more than 9.393% on each CPI Date.

            (c) The Increased monthly Base Rent payable on each CPI Date shall be calculated as follows: the Monthly Base Rent due immediately preceding the applicable CPI Date shall be multiplied by a fraction, the numerator of which shall be the CPI-U for the calendar month that is three (3) months prior to the applicable CPI Date, and the denominator of which shall be the CPI-U for the calendar month which is twenty-one (21) months prior to the applicable CPI Date

            (d) If the 1982-1984 base period for the CPI-U is changed, the conversion tables issued by the Bureau of Labor Statistics shall be used. In the event the compilation and/or publication of the CPI-U shall be transferred to any other governmental department or agency or shall be discontinued, then the index most nearly the same as the CPI-U shall be used to make such calculations.

                             ARBITRATION OF DISPUTES

            (e) IN THE EVENT THE LESSOR AND LESSEE CANNOT AGREE ON AN ALTERNATIVE INDEX AS PROVIDED IN (d) ABOVE, THEN THE MANNER SHALL BE SUBMITTED FOR DECISION TO THE AMERICAN ARBITRATION ASSOCIATION IN ORANGE COUNTY, IN ACCORDANCE WITH THE THEN RULES OF SAID ASSOCIATION AND THE DECISION OF THE ARBITRATOR SHALL BE BINDING UPON THE PARTIES, NOTWITHSTANDING ONE PARTY FAILING TO APPEAR AFTER DUE NOTICE OF THE PROCEEDING. THE COST OF THE ARBITRATORS SHALL BE PAID EQUALLY BY LESSOR AND LESSEE.

            NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

            WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

          [/s/ INITIAL ILLEGIBLE]                [/s/ Zev Rav-Nov]

          [/s/ INITIAL ILLEGIBLE]                [/s/ Shlomo Margalit]
          -----------------------                -----------------------
          (Lessor initials)                       (Lessee initials)

            (f) Lessee shall continue to pay the Base Rent at the rate previously in effect until the increase in the Base Rent is determined. Within ten (10) days following the date on which the increase is determined, Lessee shall make such payment to Lessor as will bring the increased Base Rent current, commencing with the effective date of such increase to the date of such determination. Thereafter, the Base Rent shall be paid at the increased rate. No delay by Lessor In making a CPI-U adjustment shall constitute the waiver by Lessor of its right to make said adjustment.

      2. Option to Extend. Lessor hereby grants to Lessee the option to extend the term of the Lease for one (1) five (5)-year period (the "EXTENSION OPTION") commencing when the initial term of the Lease expires upon each and all of the following terms and conditions:

            (a) Lessee shall give to Lessor on a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days, a written notice of the exercise of the option to extend the Lease for said additional term, time being of the essence. Such notice shall be given in accordance with the provisions of Paragraph 23 of the Lease. If said notification of the exercise of said option is not so given and received, this option shall automatically expire.

            (b) The terms and conditions of Paragraphs 39.3 and 39.4 of the Lease shall apply to this Extension Option.

            (c) All of the terms and conditions of the Lease except where specifically modified by this Addendum section shall apply.

            (d) The Base Rent shall be adjusted on the first day of the thirteenth (13th), thirty-first (31st) and forty-ninth (49th) months of the term of the Extension Option (the "OPTION PERIOD CPI DATES") as provided in (e) below based on the increase in the CPI-U; provided, however, in no event shall the Base Rent be increased by less than 6.173% nor more than 9.393% on each Option Period CPI Date.

            (e) The increased monthly Base Rent payable on each Option Period CPI Date shall be calculated as follows: the monthly Base Rent due immediately preceding the applicable Option Period CPI Date shall be multiplied by a fraction, the numerator of which shall be the CPI-U for the calendar month that is three (3) months prior to the applicable Option Period CPI Date, and the denominator of which shall be the CPI-U for the calendar month which is one (1) year and three (3) months prior to the applicable Option Period CPI Date.

      3. Insurance Installments. Notwithstanding anything to the contrary contained in the Lease, Lessor shall have the right to require Lessee to pay monthly installments to reimburse Lessor for insurance in amounts reasonably estimated by Lessor to enable Lessor to pay the insurance premiums when the Insurance premiums are due. Lessor shall have the right to increase the monthly insurance installments from time to time based upon Lessor's estimate of such insurance premiums. The monthly insurance installments shall be due and payable on the first day of each calendar month at the same time Base Rent is due and shall be considered additional rent for the Premises. If the amount of monthly payments for estimated insurance premiums received by Lessor from Lessee is more or less than the actual insurance premiums due, an appropriate adjustment shall be made by Lessor on an annual basis. If Lessee fails to pay an insurance installment on the date it is due, time being of the essence, such failure shall be a default under Paragraph 13.1(b) of the Lease.

      4. NetCom Lease. The Premises is presently leased to NetCom Systems, Inc. ("Existing Tenant"). Lessor's obligations under this Lease are conditioned and contingent upon (a) Existing Tenant executing and delivering to Lessor an agreement terminating Existing Tenant's lease of the Premises on terms and conditions satisfactory to Lessor, in Lessor's sole discretion and (b) Existing Tenant executing and delivering to Lessor a guaranty of Lessee's obligations under the Lease which is satisfactory to Lessor, in Lessors sole discretion.

      5. Condition. Lessee acknowledges and agrees that it is accepting the Premises without any representation or warranty by Lessor concerning (a) whether Lessee's use of the Premises is a permitted use or will comply with any applicable law or regulation and (b) whether the improvements on the Premises comply with covenants or restrictions of record, applicable building codes, zoning or other land use ordinances or the Americans with Disabilities Act.

      6. Title. Lessee is entering into this Lease subject to (but only to the extent the same affects the Premises, if at all) that certain instrument entitled Declaration of Covenants, Conditions and Restrictions for Nordhoff Industrial Complex, recorded as Instrument No. 2466, on October 7, 1976, and amended pursuant to instrument record on September 19, 1979 as Instrument No. 79-1041181, Official Records of Los Angeles County, California.

      7. Lessor Liability. Notwithstanding any other provision of this Lease, in no event shall Lessor be liable to Lessee for any consequential damages or any damages to Lessee's business or lost profits. Furthermore, all liability of Lessor under the Lease shall be limited to Lessor's interest in the Premises. Lessor's interest in the Premises shall be deemed to include any proceeds of any insurance policy held by Lessor relating to the Premises. No recourse shall be had by Lessee for any reason to any assets of Lessor, or Lessor's partners, other than Lessors interest in the Premises.

      8. Financial Information. At Lessor's request, from time to time, during the term of this Lease (i) Lessee shall provide Lessor with financial statements and information concerning Lessee prepared in accordance with generally accepted accounting principals and (ii) Lessee authorizes Lessor to obtain any and all information concerning the financial condition and credit of Lessee, including credit reports, that Lessor may deem necessary or appropriate in connection with this Lease. Lessor shall not be entitled to receive the foregoing information more often than once in any twelve (12) month period; provided, however, Lessor shall be entitled to receive such information at any time such information is requested by a lender or purchaser of the Premises. Lessee consents to having Lessor disclose this Lease to any person as may be necessary to obtain credit information concerning Lessee.

      9. Premises Total Destruction. The following language replaces the language contained in Paragraph 9.1 (b) of the Lease:

            (b) "Premises Total Destruction" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired within nine (9) months or less from the date of the damage or destruction. Within thirty (30) days following the date of the damage or destruction, Lessor shall select a general contractor, which is reasonably acceptable to Lessee ("Lessor's Contractor") who shall, by written notice to Lessor and Lessee (a "Determination Notice"), determine whether or not the repair of such damage or destruction can be completed within twelve
      (12) months from the date of the damage or destruction.

      10. Partial Damage - Uninsured Loss. The following language replaces the first two sentences of Paragraph 9.3 of the Lease:

            If a Premises Partial Damage occurs that is not an Insured Loss, (i) if the total cost of repairing such damage is reasonably determined by Lessor to be equal to or less than $100,000, then Lessor shall repair such damage at Lessor's expense (but not Lessee's Trade Fixtures or Lessee Owned Alterations and/or Utility Installations), and (ii) if the total cost of repairing such damage is reasonably determined by Lessor to be greater than $100,000, then Lessor may either (A) repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and/or Utility Installations) as soon as is reasonably possible at Lessor's expense, in which event the Lease shall remain in full force and effect, or (B) terminate the Lease by giving written notice to Lessee (a "Termination Notice") within thirty (30) days after the date that Lessor becomes aware of the occurrence of such damage, such termination to be effective one hundred twenty (120) days after the date of such notice; provided, however, that the Lease shall not so terminate if Lessee, by written notice to Lessor within thirty (30) days after receipt of such Termination Notice, elects to repair such damage at Lessee's sole expense.

      11. Damage Near End of Term. The following language replaces the language contained in the first sentence of Paragraph 9.5 of the Lease:

            If at any time during the last six (6) months of the Original Term (as the same may be extended by any Extension Option) there is damage for which the cost of repairs is reasonably estimated by an impartial general contractor selected by Lessor and reasonably acceptable to Lessee to exceed $100,000, whether or not an Insured Loss, Lessor or Lessee may, by written notice to the other party within thirty (30) days after the date of occurrence of such damage, terminate this Lease effective sixty (60) days following the date of occurrence of such damage.

      12. Assignment and Subletting - Lessor's Consent Required. The following language is added as a new Paragraph 12.1(b) of the Lease:

            (b) Lessee shall have the right, without Lessor's consent, to assign the Lease to an entity (an "Affiliate") controlling, under common control with, or controlled by Lessee, including an entity resulting from a merger or consolidation by Lessee, provided that the Affiliate assumes in writing Lessee's obligations under this Lease.

      13. Lessor's Access; Showing Premises; Repairs. The following language replaces the language contained in Paragraph 32 of the Lease:

            Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise, upon 24 hours' prior notice to Lessee, for the purpose of showing same to prospective purchasers, lenders, or lessees, and making alterations, repairs, improvements and additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessor. Lessor may at any time place one commercially standard, free-standing "For Sale" sign at a location to be selected by mutual agreement of Lessor and Lessee near the perimeter of the Premises. Lessor may at any time during the last six (6) months of the Original Term (as the same may be extended by an Extension Option) place one commercially standard, free-standing "For Lease" sign at a location to be selected by Lessor near the perimeter of the Premises. Lessee may at any time place one commercially standard, free-standing "For Sublease" sign at a location to be selected by Lessee near the perimeter of the Premises, and all aspects of such sign shall be reasonably acceptable to Lessor.

      14. Signs. The following language replaces the language contained in Paragraph 34 of the Lease:

            Lessee shall not place or permit to be placed any signs upon the Premises except for (i) any signs installed on the Premises prior to the Commencement Date, (ii) one "For Sublease" sign in accordance with Paragraph 32 of the Lease, (iii) signs which comply with all Applicable Requirements and which are otherwise acceptable to Lessor, in Lessor's sole discretion.

      15. Hazardous Substances. Paragraph 6.2(a), (b),(c), (d) and (e) of the Lease is hereby deleted in its entirety, and the following is substituted therefor:

            6.2 Hazardous Substances.

            (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at

      Lessee's sole cost and expense) with all Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

            (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to any Hazardous Substance or contamination in, on or about the Premises, including but not limited to all such documents as may be involved In any Reportable Uses involving the Premises.

            (c) INDEMNIFICATION. Lessee shall Indemnify, protect, defend and hold Lessor, Its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

      16. Waiver of Rent. Lessor hereby agrees to waive the Base Rent due from July 14,1999 through September 13, 1999. No amounts due to Lessor under the Lease other than the Base Rent referred to above shall be waived. On or before September 1, 1999, Lessee shall pay Twenty-one Thousand Four Hundred Ninety-eight and 88/100 Dollars ($21,498.88) to Lessor which is the Base Rent due for the period September 14, 1999 through September 30, 1999.

      17. Earthquake Insurance Increases. Lessee shall reimburse Lessor for the cost of purchasing earthquake insurance for the Premises during the first year of the term of the Lease. Notwithstanding anything to the contrary contained in the Lease, commencing with the second full year of the term of the Lease, if the cost of earthquake insurance exceeds the Base Premium (as defined below), Lessee shall not be obligated to pay to Lessor the cost of the earthquake insurance during such year which is excess of the Base Premium. For purposes of this Addendum section, the Base Premium shall mean the cost of purchasing earthquake insurance during the first year of the term of the Lease increased by six percent (6%) per year on a compounded basis. For example, if the Base Premium was $100 during the first year of the term of the Lease, the Base Premium would be $106 as of the first day of the second year of the term of the Lease and the Base Premium would be $112.36 as of the first day of the third year of the term of the Lease. This Addendum section shall not apply during any option term, and there shall be no limitation on the payment by Lessee of earthquake insurance costs during any option term.

      18. Work Letter Agreement. Attached hereto as Exhibit 1 is a Work Letter Agreement. Lessor shall complete the construction of certain improvements in the Premises in accordance with the terms of the Work Letter Agreement (the "Improvements". Except for Improvements made to the Premises in accordance with the terms of the Work Letter Agreement, Lessee hereby accepts the Premises in its "as is" condition and Lessor shall have no obligation to modify, improve or repair the Premises. Lessee acknowledges and agrees that the term of the Lease shall commence on the Commencement Date set forth in the Lease notwithstanding that the Improvements have not been completed on the Commencement Date. In addition, Lessee acknowledges and agrees that the construction of the Improvements will interfere with Lessee's use of the Premises and that Lessor shall not be liable for such interference and Lessee shall not be entitled to an abatement of rent due to such interference. Lessee shall be solely responsible, at its sole expense, for moving its personal property and equipment from time to time in order to accommodate the completion of the Improvements. Lessee hereby authorizes Lessor's contractor to enter the Premises for purposes of completing the Improvements.

      IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

                                       "LESSOR"

                                       Nordhoff Industrial Complex,
                                       a California general partnership

                                       By: /s/ GERALD L. KATELL
                                           -------------------------------------
                                           Gerald L. Katell, Manager
                                           Katell Family Company, LLC
                                           General Partner

                                       "LESSEE"

                                       MRV Communications, Inc.,
                                       a Delaware corporation

                                       By: /s/ SHLOMO MARGALIT
                                           -------------------------------------
                                           Dr. Shlomo Margalit
                                           Chairman of the Board

                                       By: /s/ ZEV RAV-NOY
                                           -------------------------------------
                                           Dr. Zev Rav-Noy
                                           Chief Operating Officer

                                   EXHIBIT 1

                             WORK LETTER AGREEMENT
                            (Improvement Allowance)

      This Work Letter Agreement ("AGREEMENT")is entered into by and between Nordhoff Industrial Complex ("LESSOR") and MRV Communications, Inc. ("LESSEE"). Concurrently with the execution of this Agreement, Lessor and Lessee have entered into a Standard Industrial/Commercial Single-Tenant Lease-Net of even date herewith (the "LEASE") covering certain premises (the "PREMISES") more particularly described in the Lease. In consideration of the mutual covenants hereinafter contained, Lessor and Lessee hereby agree as follows:

1. Tenant Improvement Coordinator. Within three (3) days after this Agreement is executed by Lessor and Lessee, Lessor and Lessee shall each designate in writing the name of one person who shall be that party's tenant improvement representative. All communication concerning the tenant improvements shall be directed to the appropriate party's tenant improvement representative. Lessee shall not have the right or authority to instruct Lessor's contractor to take any action. Any action Lessee desires Lessor's contractor to take shall be communicated by Lessee to Lessor's tenant improvement representative, and Lessor's tenant improvement representative shall give the necessary instructions to the contractor.

2. Plans and Specifications.

      2.1 Space Plan. Within twenty (20) days after the execution of the Lease, Lessee shall submit to Lessor for approval a detailed space plan ("SPACE PLAN") for the Premises which shall include without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements. Lessor reserves the right to require Lessee to use Lessor's architect and/or space planner. If Lessee uses its own architect or space planner, Lessor shall have the right to employ Lessor's architects review the Space Plan, and the cost of such review shall be paid from the Improvement Allowance. Lessor agrees to cooperate with Lessee and its design representatives in connection with the preparation of the Space Plan. Within ten
(10) days after receipt by Lessor of the Space Plan, Lessor (i) shall give its written approval with respect thereto, or (ii) shall notify Lessee in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Lessor to give its approval. Within ten (10) days following Lessee's receipt of Lessor's disapproval, Lessee shall submit to Lessor for approval the requested revisions or modifications. Within ten (10) days after receipt by Lessor of such revisions or modifications, Lessor shall give its written approval with respect thereto or shall request other revisions or modifications therein (but relating only to the extent Lessee has failed to comply with Lessor's earlier requests). The preceding sentence shall be implemented repeatedly until Lessor gives its approval to Lessee's Space Plan.

      2.2 Plans. Based on the approved Space Plan, Lessee shall cause to be prepared and to be submitted to Lessor for approval detailed plans, specifications and working drawings ("PLANS") for the construction of Lessee's leasehold improvements to the Premises ("IMPROVEMENTS"). Lessor reserves the right require Lessee to use Lessor's space planner, architect and/or engineer. If Lessee uses its own architect, space planner or engineer, Lessor shall have the right to employ Lessor's architect and/or engineer to review the Plans, and the cost of such review shall be paid from the Improvement Allowance. As used herein, the term "Improvements" shall include all work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wall coverings), window coverings, electrical (including lighting, switching, telephones, outlets, computer and special electrical equipment, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. Lessee shall submit the Plans to Lessor for approval within ten (10) days following Lessor's approval of the Space Plan. Within ten (10) days after receipt by Lessor of the Plans, Lessor (i) shall give its written approval with respect thereto, or (ii) shall notify Lessee in writing of its disapproval and state with specificity the grounds for such disapproval and the revisions or modifications necessary in order for Lessor to give its approval. Within ten (10) days following Lessee's receipt of Lessor's disapproval, Lessee shall submit to Lessor for approval the requested revisions or modifications. Within ten (10) days following receipt by Lessor of such revisions or modifications, Lessor shall give its written approval with respect thereto or shall request other revisions or modifications therein (but relating only to the extent Lessee has failed to comply with Lessor's earlier requests). The preceding sentence shall be implemented repeatedly until Lessor gives its approval to Lessee's Plans. After approval of the Plans by Lessor, no further changes to the Plans shall be made without the prior written approval of Lessor. Lessee acknowledges that Lessor's review and approval of the Plans is not conducted for the purpose of determining the accuracy and completeness of the Plans, their compliance with applicable codes and governmental regulations or their sufficiency for purposes of obtaining a building permit, all of which shall remain the responsibility of Lessee and Lessee's architect.

3. Improvement Cost and Allowance.

      3.1 Cost Breakdown. Within a reasonable period following approval of the Plans, Lessor shall provide Lessee with a breakdown of the estimated total cost of the Improvements ("COST BREAKDOWN") including, without limitation: construction cost of the Improvements; architectural and engineering fees relating to the preparation and review of the Space Plan and the Plans (inclusive of all design work); governmental agency plan check, permit and other fees; sales and use taxes; testing and inspection costs; and construction fees (including general contractor's overhead and supervision fees and the construction supervisory fee referred to in section 4.3 hereof). Within ten (10) days after receipt by Lessee of the Cost Breakdown, Lessee shall either approve the same in writing or shall provide Lessor with a detailed list of revisions to the approved Plans.

      3.2 Improvement Allowance. Lessor hereby grants to Lessee an "IMPROVEMENT ALLOWANCE" of One Hundred Forty Thousand Dollars ($140,000.00), which Improvement Allowance shall be used only for the items specified in the Cost Breakdown. In the event that the Cost Breakdown exceeds the Improvement Allowance, Lessee shall pay to Lessor the sum in excess of the Improvement Allowance by cashier's check, which payment shall be made within five (5) days of Lessor's notice to Lessee that Lessor is prepared to commence construction.

      3.3 Cost Increases. In the event that the cost of the Improvements increases subsequent to Lessee's approval of the Cost Breakdown due to the requirements of any governmental agency imposed with respect to the construction of the Improvements or due to any other unforeseeable circumstances, Lessee shall pay to Lessor the amount of such increase within five (5) days of Lessor's written notice; provided, however, that Lessor shall first apply toward such increase any remaining balance in the Improvement Allowance.

      3.4 Change in Plans. In the event that Lessee requests a change in the Plans subsequent to approval of the Cost Breakdown, Lessor shall advise Lessee as to any increases in the cost of the Improvements. Lessee shall approve or disapprove such change within five (5) days of written notice. In the event that Lessee approves such change, Lessee shall accompany Its approval with payment in the amount of the increase; provided, however, that Lessor shall first apply toward such increase any remaining balance in the Improvement Allowance.

      3.5 No Refund. If the actual cost of the Improvements does not exceed the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Lessee or be available to Lessee as a credit against any obligations of Lessee under the Lease.

4. Construction of Improvements.

      4.1 Construction. Within a reasonable period following approval of the Cost Breakdown by Lessee, and upon payment of any sum required under section 3.2 above, Lessor shall instruct Its contractor to secure a building permit and commence construction.

      4.2 Completion. Lessor shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner, but Lessor shall not be liable for any loss or damage as a result of delays in construction or delivery of possession of the Premises.

      4.3 Construction Supervisory Fee. The cost of the Improvements shall include a construction supervisory fee equal to five percent (5%) of the cost of constructing the Improvements which shall be payable to Lessor from the Improvement Allowance.

5. Incorporation. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.


                                  Page 2 of 2